UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 5, 2005
KANSAS CITY SOUTHERN
(Exact name of company as specified in its charter)

DELAWARE	1-4717	44-0663509

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)
427 West 12th Street, Kansas City, Missouri 64105
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(816) 983-1303
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
In connection with Kansas City Southern’s registration statement on Form S-3, filed on December 2, 2005 (the “Registration Statement”) and the offering by the Company of up to $210,000,000 of 5 1/8% Cumulative Convertible Perpetual Preferred Stock — Series D (the “Series D Preferred Stock”) pursuant to a prospectus supplement to the Registration Statement, dated December 5, 2005, the Company is filing herewith the legality opinion of Sonnenschein Nath & Rosenthal LLP with respect to the Series D Preferred Stock as Exhibit 99.1.
The Company is also filing on this current report on Form 8-K a copy of the Underwriting Agreement between the Company and Morgan Stanley & Co. Incorporated, dated December 5, 2005, with respect to the offering of the Series D Preferred stock as Exhibit 99.2 and a copy of the Underwriting Agreement between the Company, Morgan Stanley & Co. Incorporated, dated December 5, 2005, with respect to the concurrent offering of 9 million shares of Kansas City Southern common stock as Exhibit 99.3 pursuant to a prospectus supplement to the Registration Statement, dated December 5, 2005.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibit 99.1 Opinion on the legality of the 5 1/8% Cumulative Convertible Perpetual Preferred Stock.
     Exhibit 99.2 Underwriting Agreement among Kansas City Southern and Morgan Stanley & Co. Incorporated, dated December 5, 2005.
     Exhibit 99.3 Underwriting Agreement among Kansas City Southern, Morgan Stanley & Co. Incorporated and Grupo TMM, S.A., dated December 5, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern
December 6, 2005	By:	/s/ Paul J. Weyandt
Paul J. Weyandt
Senior Vice President - Finance & Treasurer